Intermediate Bond Fund of America
August 31, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$77,428
Class B	$4
Class C	$266
Class T*	$-
Class F-1	$2,280
Class F-2	$9,631
Class F-3	$1,332
Total	$90,941
Class 529-A	$3,821
Class 529-B*	$-
Class 529-C	$177
Class 529-E	$146
Class 529-T*	$-
Class 529-F-1	$1,051
Class R-1	$26
Class R-2	$356
Class R-2E	$18
Class R-3	$1,143
Class R-4	$1,307
Class R-5	$487
Class R-5E*	$-
Class R-6	$59,910
Total	$68,442
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.1443
Class B	$0.0430
Class C	$0.0419
Class T	$0.0715
Class F-1	$0.1363
Class F-2	$0.1750
Class F-3	$0.1168
Class 529-A	$0.1356
Class 529-B	$0.0408
Class 529-C	$0.0371
Class 529-E	$0.1084
Class 529-T	$0.0693
Class 529-F-1	$0.1661
Class R-1	$0.0429
Class R-2	$0.0432
Class R-2E	$0.0809
Class R-3	$0.1022
Class R-4	$0.1433
Class R-5E	$0.1795
Class R-5	$0.1831
Class R-6	$0.1906
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	547,847
Class B	-
Class C	5,489
Class T	1
Class F-1	13,922
Class F-2	55,946
Class F-3	24,306
Total	647,511
Class 529-A	28,277
Class 529-B	-
Class 529-C	4,583
Class 529-E	1,276
Class 529-T	1
Class 529-F-1	6,648
Class R-1	536
Class R-2	7,824
Class R-2E	275
Class R-3	10,781
Class R-4	9,744
Class R-5	2,781
Class R-5E	1
Class R-6	398,125
Total	470,852
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$13.49
Class B	$-
Class C	$13.49
Class T	$13.49
Class F-1	$13.49
Class F-2	$13.49
Class F-3	$13.49
Class 529-A	$13.49
Class 529-B	$-
Class 529-C	$13.48
Class 529-E	$13.49
Class 529-T	$13.49
Class 529-F-1	$13.49
Class R-1	$13.49
Class R-2	$13.48
Class R-2E	$13.48
Class R-3	$13.49
Class R-4	$13.49
Class R-5E	$13.49
Class R-5	$13.49
Class R-6	$13.49
* Amount less than one thousand.